                           VION PHARMACEUTICALS, INC.
                             2003 STOCK OPTION PLAN

         1. Purpose. The purpose of the Vion Pharmaceuticals, Inc. 2003 Stock
Option Plan (the "Plan") is to establish a flexible vehicle through which Vion
Pharmaceuticals, Inc., a Delaware corporation (the "Company"), can make (a)
discretionary grants of Options (as defined below) to purchase shares of the
Company's common stock, par value $0.01 (the "Common Stock") to members of the
Board of Directors of the Company (the "Board"), to officers and other employees of the Company and its Affiliates (as defined below) and to consultants and other independent contractors of the Company and its Affiliates, and (b)
automatic grants of Options to Non-Employee Directors (as defined below)
pursuant to Section 7, with a view toward promoting the long-term financial success of the Company and enhancing stockholder value.

         2. Definitions. For purposes of the Plan, the following terms shall have the following meanings:

                     (a) "Affiliate" shall mean an entity that directly, or
indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

                     (b) "Cause" shall mean, unless otherwise determined by the
Committee: (i) in the case where there is no employment or consulting agreement between the optionee and the Company or its Affiliates at the time of grant or where such an agreement exists but does not define "cause" (or words of like import), the optionee's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services, unsatisfactory performance of services or material breach of any written agreement between the optionee and the Company or its
Affiliates, or (ii) in the case where there is an employment or consulting agreement between the optionee and the Company or its Affiliates at the time of grant which defines "cause" (or words of like import), the meaning ascribed to such term under such agreement.

                     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                     (d) "Committee" shall mean the Compensation Committee of
the Board or such other committee or subcommittee, consisting of at least two
(2) directors, appointed by the Board from time to time to administer the Plan or, if no such committee is appointed, the Board, provided, however, that the
Board will serve as the Committee with respect to discretionary awards made to any member of the Board who is not an employee of the Company or its Affiliates.

                     (e) "Detrimental Activities" shall mean any of the
following, unless authorized by the Company: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or its Affiliates, or which organization or business, or the rendering of services

to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its Affiliates, (ii) the disclosure to anyone outside the Company or its Affiliates or use in other than the Company's or its Affiliates' business of any confidential information or material relating to the business of the Company or its Affiliates, acquired by the optionee either during or after employment or other service with the Company or its Affiliates, (iii) the failure or refusal to disclose promptly and to assign to the Company or its Affiliates all right, title and interest in any invention or idea, patentable or not, made or conceived by the optionee during employment by or other service with the Company or its Affiliates, relating in any manner to the actual or anticipated business, research or development work of the Company or its Affiliates or the failure or refusal to do anything reasonably necessary to enable the Company or its Affiliates to secure a patent where appropriate in the United States and in other countries, or (iv) any attempt directly or indirectly to induce any employee of the Company or its
Affiliates to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or its Affiliates.

                     (f) "Disability" shall mean, unless as otherwise determined by the Committee or as provided in an employment or consulting agreement between the Company or its Affiliates at the time of grant, the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or its Affiliates by reason of a physical or mental illness or incapacity which is expected to result in death or to be of indefinite duration.

                     (g) "Exchange Act" shall mean the Securities Exchange Act
of 1934, as amended.

                     (h) "Fair Market Value" as of any date shall mean, unless
otherwise required by the Code or other applicable law, the closing sale price per share of Common Stock as published by the principal national securities exchange on which the Common Stock is traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of the Common
Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over-the-counter market at the close of trading on such date, or if the Common
Stock is not traded on a national securities exchange or the over-the-counter market, the value of a share of the Common Stock on such date as determined in good-faith by the Committee.

                     (i) "Incentive Stock Option" shall mean an Option that is
intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

                     (j) "Non-Employee Director" shall mean a member of the
Board who is not an employee of the Company or its Affiliates or a "beneficial owner" (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of five percent (5%) or more of the issued and outstanding Common
Stock.

                     (k) "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

                     (l) "Option" shall mean an Incentive Stock Option or a
Non-Qualified Stock Option granted pursuant to the Plan.

                     (m) "Securities Act" shall mean the Securities Act of 1933, as amended.

                     (n) "Subsidiary" shall mean any current or future
"subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

                     (o) "Ten Percent Stockholder" shall mean a person owning,
at the time of grant, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.

         3. Administration.

                     (a) Committee. The Plan shall be administered and
interpreted by the Committee.

                     (b) Authority of Committee. Subject to the limitations of
the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to: (i) select the persons to whom Options shall be granted, (ii) grant Options to such persons and prescribe the terms and conditions of such Options (including, but not limited to, the exercise and vesting conditions applicable thereto), (iii) interpret and apply the provisions of the Plan and of any agreement or other instrument evidencing an Option, (iv)
carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (v) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The determinations of the Committee, including with regard to questions of construction, interpretation and administration, shall be final, binding and conclusive on all persons.

                     (c) Indemnification. The Company shall indemnify and hold
harmless each member of the Committee and the Board and any employee of the
Company who provides assistance with the administration of the Plan from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including the advancement of reasonable legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

         4. Eligibility. Options may be granted under the Plan to any member of the Board (whether or not an employee of the Company or its Affiliates), to any officer or other employee of the Company or its Affiliates and to any consultant or other independent contractor who performs or will perform services for the
Company or its Affiliates.

Notwithstanding the foregoing, Incentive Stock Options may only be granted to persons who are employed by the Company or a Subsidiary at the time of grant. In addition, Non-Employee Directors shall receive automatic grants of Options pursuant to Section 7.

         5. Available Shares. Subject to adjustment as provided in Section 12,
(a) the maximum number of shares of Common Stock that may be issued under the
Plan shall not exceed 2,000,000 shares, and (b) the maximum number of shares of
Common Stock with respect to which Options may be granted to any employee of the
Company or its Affiliates in any calendar year shall not be more than 750,000.
Shares of Common Stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury. New Options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an Option which has terminated or expired, by cancellation or otherwise. No fractional shares of Common Stock may be issued under the Plan.

         6. Discretionary Stock Options.

                     (a) Type of Options. Subject to the provisions hereof, the
Committee may grant Incentive Stock Options and Non-Qualified Stock Options to
eligible personnel upon such terms and conditions as the Committee deems appropriate.

                     (b) Option Term. Unless sooner terminated, all Options
shall expire not more than ten (10) years after the date the Option is granted
(or, in the case of an Incentive Stock Option granted to a Ten Percent
Stockholder, not more than five (5) years).

                     (c) Exercise Price. The exercise price per share of Common
Stock covered by an Option may not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted (or, in case of an Incentive
Stock Option granted to a Ten Percent Stockholder, one hundred ten percent
(110%) of the Fair Market Value of a share of Common Stock on the date the
Option is granted).

                     (d) Exercise of Options. The Committee may establish such
vesting and other conditions and restrictions on the exercise of an Option and/or upon the issuance of Common Stock in connection with the exercise of an
Option as it deems appropriate. All or part of the exercisable portion of an
Option may be exercised at any time during the Option term.

                     (e) Payment of Exercise Price. An Option may be exercised
by transmitting to the Company: (i) a written notice specifying the number of shares to be purchased, and (ii) payment of the exercise price, together with the amount, if any, necessary to enable the Company to satisfy its tax withholding obligations with respect to such exercise. The Committee may establish such rules and procedures as it deems appropriate for the exercise of
Options. The exercise price of an Option may be paid in cash, certified or bank check and/or such other form of payment as may be approved by the Committee and permitted under applicable law from time to time, including, without limitation,
(i) with shares of Common Stock which, to the extent necessary to avoid adverse accounting consequences to the Company, have been owned by the holder for at least six (6) months (free and clear of any liens and encumbrances), or
(ii) pursuant to a "cashless" exercise procedure approved by the Committee and permitted by law.

         7. Automatic Grants of Options to Non-Employee Directors.
            -----------------------------------------------------

                     (a) Automatic Grants. Without further action by the Board
(but subject to adjustment as provided in Section 12),

                              (i) Initial Option Grant. Each individual who is
initially appointed or elected to the Board as a Non-Employee Director on or after the Effective Date (as defined below) shall receive an automatic grant of an Option to purchase Twenty Thousand (20,000) shares of Common Stock on the date that such person is first elected or appointed as a director (an "Initial
Director Option"); and

                              (ii) Annual Option Grant. Each Non-Employee
Director, other than the Chairman of the Board, shall receive an automatic grant of an Option to purchase Fifteen Thousand (15,000) shares of Common Stock on the day immediately following the date of each Annual Meeting of Stockholders held subsequent to the Effective Date, provided that such director did not receive an
Initial Director Option (under this Plan or any predecessor plan) during the one hundred eighty (180) day period preceding such Annual Meeting of Stockholders.
The Chairman of the Board, if a Non-Employee Director, shall receive an automatic grant of an Option to purchase Twenty Thousand (20,000) shares of
Common Stock on the day immediately following the date of each Annual Meeting of
Stockholders held subsequent to the Effective Date, provided that such director did not receive an Initial Director Option (under this Plan or any predecessor plan) during the one hundred eighty (180) day period preceding such Annual
Meeting of Stockholders.

                     (b) Terms of Director Options. The exercise price for each share subject to an Option granted pursuant to this Section 7 (a "Director
Option") shall be equal to the Fair Market Value of the Common Stock on the date of grant and, unless sooner terminated, each Director Option shall expire ten
(10) years after the date of grant. Each Director Option shall become fully exercisable on the first anniversary of the date of grant, provided that the director remains in continuous service on the Board through such date. Upon the termination of a director's service on the Board: (i) that portion of a Director
Option that is not exercisable on the date of termination shall immediately terminate, and (ii) that portion of a Director Option that is exercisable on the date of termination shall remain exercisable during the one year period following the date of termination or, if sooner, until the expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate.

         8. Non-Transferability. No Option shall be transferable by an optionee other than upon the optionee's death to a beneficiary designated by the optionee, or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. All Options shall be exercisable during an optionee's lifetime only by the optionee. Any attempt to transfer any Option shall be void, and no

such Option shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Option, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit an optionee to transfer a Non-Qualified Stock Option, in whole or in part, to such persons as are approved by the Committee time to time and subject to such terms and conditions as the Committee may determine from time to time, including, without limitation, such terms and conditions as are necessary or desirable to comply with applicable law.

         9. Effect of Termination of Employment or Other Service. Except as
otherwise provided herein or determined by the Committee, the following rules shall apply with regard to Options held by an optionee, other than Director
Options, at the time of his or her termination of employment or other service with the Company and its Affiliates:

                  (a) Termination due to Death or Disability. If an optionee's employment or other service terminates due to his or her death or Disability (or if the optionee's employment or other service is terminated by reason of his or her Disability and the optionee dies within one year of such termination of employment or other service), then: (i) that portion of an Option that is not exercisable on the date of termination shall immediately terminate, and (ii)
that portion of an Option that is exercisable on the date of termination shall remain exercisable, to the extent exercisable on the date of termination, by the optionee (or the optionee's designated beneficiary or representative) during the one year period following the date of termination (or, during the one year period after the later death of a disabled optionee) or, if sooner, until the expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate.

                  (b) Termination for Cause. If an optionee's employment or
other service is terminated by the Company or an Affiliate for Cause, then any
Option held by the optionee (whether or not then exercisable) shall immediately terminate and cease to be exercisable.

                  (c) Other Termination. If an optionee's employment or other service terminates for any reason (other than due to death, Disability or Cause)
or no reason, then: (i) that portion of an Option held by the optionee that is not exercisable on the date of termination shall immediately terminate, and (ii)
that portion of an Option that is exercisable on the date of termination shall remain exercisable, to the extent exercisable on the date of termination, by the optionee during the three (3) month period following the date of termination or, if sooner, until the expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate.

         10. Effect of Non-Compliance or Detrimental Activities. Unless an
Option agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired Option (other than a Director Option) at any time if (a) the optionee is not in compliance with all material provisions of the award agreement and the Plan, or (b) the optionee engages in any Detrimental Activities. Upon

exercise of an Option, if so requested by the Company, the optionee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and has not engaged in any Detrimental
Activities.

         11. Limitation on Repricing of Options. Unless and except to the extent otherwise approved by the stockholders of the Company, the "repricing" of options granted under the Plan shall not be permitted. For this purpose,
"repricing" means: (1) amending the terms of an option after it is granted to lower its exercise price, (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying shares, in exchange for another option, restricted stock, or other equity; provided, however, that a cancellation, exchange or other modification to an option that occurs in connection with a merger, acquisition, spin-off or other corporate transaction, including under Section 11 (relating to capital and other corporate changes) will not be deemed a repricing. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the option, restricted stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the option holder.

         12.      Capital Changes; Reorganization; Sale.
                  -------------------------------------

                  (a) Adjustments upon Changes in Capitalization. The maximum number and class of shares which may be issued under the Plan, the maximum number and class of shares with respect to which an Option may be granted to any employee during any calendar year, the number and class of shares to be subject to future awards of Director Options and the number and class of shares and the exercise price per share in effect under each outstanding Option (including
Director Options) shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

                  (b) Acceleration of Vesting Upon Change of Control. If there is a Change of Control (as defined in subsection (f) below) of the Company, then all outstanding Options shall become fully exercisable whether or not the vesting conditions, if any, set forth in the related option agreements have been satisfied, and each optionee shall have the right to exercise his or her Options prior to such Change of Control and for as long thereafter as the Option shall remain in effect in accordance with its terms and the provisions hereof.

                  (c) Conversion of Options on Stock for Stock Exchange. If the
stockholders of the Company receive capital stock of another corporation
("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of the Company's voting securities immediately prior to the merger have the same proportionate ownership of the Company's voting securities in the surviving corporation immediately after the

merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all Options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such
Options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate, in which case the Company shall
(i) notify the optionees in writing or electronically, at least fifteen (15)
days prior to the consummation of the transaction, that the Options shall become fully exercisable whether or not the vesting conditions, if any, set forth in the related option agreements have been satisfied for the period specified in the notice (but in any case not less than fifteen (15) days from the date of such notice), or (ii) provide for payment to each optionee of an amount in cash or other property equal to the difference between the Fair Market Value of the shares of Common Stock covered by his or her outstanding Options, whether or not the vesting conditions, if any, set forth in the related option agreements have been satisfied, reduced by the aggregate exercise price thereof. The amount and price of converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. To the extent provided in subsection (b) above, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

                  (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any Option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such Option will cover only the number of full shares resulting from the adjustment.

                  (e) Determination of Board to be Final. All adjustments under this Section 12 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an optionee agrees otherwise, any change or adjustment to an
Incentive Stock Option shall be made in such a manner so as not to constitute a
"modification" as defined in Section 424(h) of the Code and so as not to cause the optionee's Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option.

                  (f) Change of Control Defined. For purposes hereof, a "Change of Control" of the Company is deemed to occur if (i) there occurs (A) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than (x) a consolidation or merger of the Company in which the holders of the Company's voting securities immediately prior to the consolidation or merger have the same proportionate ownership of voting securities of the surviving corporation immediately after the consolidation or merger, or (y) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than fifty percent (50%) of the combined voting

power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the
Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company's assets; (ii) the
Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company; (iii) any person (as such term is used in Sections
13(d) and 14(d)(2) of the Exchange Act) shall become the beneficial owner
(within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%)
or more of the Company's voting securities other than pursuant to a plan or arrangement entered into by such person and the Company; or (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the
Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         13. Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an Option until full payment therefor has been made, and any applicable tax withholding obligation has been satisfied. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date a stock certificate for such shares is issued to the holder. No adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         14. Tax Withholding. As a condition to the exercise of any Option or the lapse of restrictions on any shares of Common Stock, or in connection with any other event under the Plan that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or its
Affiliates: (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an optionee whether or not pursuant to the Plan, and (b) the Company shall be entitled to require that the optionee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of
Common Stock, then, unless the applicable agreement provides otherwise, at the discretion of the Committee, the optionee may satisfy the withholding obligation described under this Section 14 by electing to have the Company withhold shares of Common Stock (which withholding shall, to the extent necessary to avoid adverse accounting consequences to the Company, be at a rate not in excess of the statutory minimum rate) or by tendering previously-owned shares of Common
Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

         15. Amendment and Termination. The Board may amend or terminate the
Plan at any time, provided that no such action may adversely affect the rights of the holder of any outstanding Option without his or her consent. Except as otherwise provided in Section 12, any amendment which increases the maximum number of shares of Common Stock that may be issued under the Plan (in the aggregate or on an individual basis), modifies the class of employees eligible to receive Options under the Plan or otherwise requires stockholder approval under applicable law or stock exchange rules or requirements shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time provided that any amendment which would adversely affect the rights of the holder may not be made without his or her consent.

         16. Term of the Plan. The Plan shall be effective on the date of its adoption by the Board (the "Effective Date"), subject to the approval of the
Company's stockholders within twelve (12) months of such date. The Plan will terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board. The rights of any person with respect to an Option granted under the Plan that is outstanding at the time of the termination of the
Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Option (as then in effect or thereafter amended) and the Plan.

         17.      Miscellaneous.
                  -------------

                  (a) Documentation. Each Option granted under the Plan shall be evidenced by a written agreement or other written instrument the terms of which shall be established by the Committee. To the extent not inconsistent with the provisions of the Plan, the written agreement or other instrument evidencing an
Option shall govern the rights and obligations of the optionee (and any person claiming through the optionee) with respect to the Option.

                  (b) No Rights Conferred. Nothing contained herein shall be construed to confer upon any individual any right to be retained in the employ or other service of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to terminate an optionee's employment or other service at any time.

                  (c) Governing Law. The Plan shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law.

                  (d) Decisions and Determinations. All decisions or
determinations made by the Board and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive.

                  (e) Requirements of Law. The grant of Options and issuance of shares under the Plan shall be subject to compliance with all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as the Committee deems necessary or desirable.

                  (f) Listing and Other Conditions. As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an
Option shall be conditioned upon such shares being listed on such exchange or system. If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the
Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or
Options, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes on the Company.

                                      Adopted by the Board of Directors

                                      September 9, 2003

                                      Approved by Stockholders

                                      December 9, 2003